UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005


                          Golden Chief Resources, Inc.


          Kansas                     0-12809                  48-0846635
          ------                     -------                  ----------
(State of Incorporation)      (Commission File Number)  (IRS Employer ID Number)


                896 N. Mill Street, #203 Lewisville, Texas 75057
                ------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 219-8585
                                 --------------
              (Registrant's telephone number, including area code)


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Item 4.01  Changes in Registrant's Certifying Accountant.
           ----------------------------------------------

               On or about December 15, 2004, in a telephone conversation, the Registrant's independent accountant, Clyde Bailey informed the Registrant that he was no longer preparing SEC audits. From this conversation Registrant inferred that Mr. Bailey declined to stand for re-election. Since Mr. Bailey advised Registrant that he was no longer providing SEC audits the Board of Directors was informed, but took no specific action regarding Mr. Bailey. Mr. Bailey provided independent audits and opinions for the fiscal years ending September 30, 2002 and September 30, 2003. The opinions provided by Mr. Bailey contained no adverse opinions other than the going concern opinion which was not a source of disagreement with Registrant. No modifications or changes were made or contemplated regarding the going concern opinion. Registrant had no disagreements with Mr. Bailey or his opinion on Registrant's financial statements. A copy of this filing is being provided to Mr. Bailey prior to its filing.

               The Registrant has engaged Bateman & Co., Inc. PC as its independent certifying accountant for the year ended September 30, 2004, and such engagement has been approved by the Board of Directors. While the Registrant does not foresee any changes to the financial statements, any changes recommended by Bateman & Co., Inc. will be included in the financial statements for the year ending September 30, 2004.

ITEM 9.01  FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)  EXHIBITS

16.1  Letter from Clyde Bailey regarding change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 25th day of August, 2005.

                                    Golden Chief Resources, Inc.


                                    By:    /s/ M. H. McIlvain
                                           ------------------------------------
                                               M. H. McIlvain, President